Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-292639, 333-254976, 333-263115, 333-270154, 333-277435 and 333-285224) of Compass, Inc. of our report dated November 14, 2025 relating to the financial statements of At World Properties Holdings, LLC, which appears in Compass, Inc.’s Registration Statement on Form S-4 filed on November 14, 2025 incorporated by reference in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 9, 2026